Exhibit 99.1

WYNDHAM WORLDWIDE COMPLETES ACQUISITION OF LA QUINTA HOLDINGS

Transaction Significantly Expands Wyndham Hotels & Resorts’ Midscale Presence and Hotel Network

PARSIPPANY, N.J., May 31, 2018 — Wyndham Worldwide Corporation (NYSE: WYN) today announced that its subsidiary, Wyndham Hotels & Resorts, has completed its previously announced acquisition of La Quinta Holdings’ hotel franchising and hotel management business.  The addition of La Quinta’s over 900 franchised hotels with a total of nearly 89,000 rooms builds Wyndham Hotels & Resorts’ midscale presence and expands its reach further into the upper-midscale segment of the lodging industry.

Wyndham Hotels & Resorts is the world’s largest hotel franchising company based on number of properties and will become an independent public company (NYSE: WH) when it is spun-off from Wyndham Worldwide after the market close on May 31.  Wyndham Hotels & Resorts now operates a portfolio of 20 lodging brands with nearly 9,000 franchised hotels across more than 80 countries and six continents, and is a leading provider of hotel management services.

La Quinta’s loyalty program, La Quinta Returns®, which includes approximately 15 million enrolled members, will be combined in the coming months with the award-winning Wyndham Rewards® program, which includes over 56 million enrolled members.  As a result, La Quinta guests and franchisees will soon benefit from Wyndham Hotels & Resorts’ intense focus on product quality, state-of-the-art technology solutions and a loyalty program widely regarded as the most generous in the industry.

Wyndham Hotels & Resorts funded the $1.95 billion acquisition of La Quinta with proceeds from its $500 million offering of 5.375% senior notes due 2026 completed in April and a $1.6 billion term loan due 2025 that closed in connection with the acquisition.

Prior to Wyndham Hotels & Resorts’ acquisition of La Quinta’s hotel franchising and hotel management business, La Quinta completed its spin-off of CorePoint Lodging Inc. (NYSE: CPLG), a publicly traded real estate investment trust that owns 316 La Quinta hotels.

ABOUT WYNDHAM WORLDWIDE

Wyndham Worldwide Corporation (NYSE: WYN) is one of the largest global hospitality companies, providing travelers with access to a collection of trusted hospitality brands in hotels, vacation ownership, and unique accommodations including vacation exchange and managed vacation rentals.  With a collective inventory of over 22,000 places to stay across 110 countries on six continents, Wyndham Worldwide and its more than 42,000 associates welcome people to experience travel the way they want.  This is enhanced by Wyndham Rewards®, Wyndham Worldwide’s award-winning guest loyalty program across its businesses, which is making it simpler for members to earn more rewards and redeem their points faster.  For more information, please visit www.wyndhamworldwide.com.

ABOUT WYNDHAM HOTELS & RESORTS

Wyndham Hotels & Resorts, Inc. (NYSE: WH beginning June 1) is the largest hotel franchising Company in the world, with nearly 9,000 hotels across more than 80 countries on six continents.  Through its network of approximately 790,000 rooms appealing to the everyday traveler, Wyndham commands a leading presence in both the economy and midscale segments of the lodging industry.  The Company operates a portfolio of 20 hotel brands, including Super 8®, Days Inn®, Ramada®, Microtel Inn & Suites®, La Quinta®, Wingate®, AmericInn®, Hawthorn Suites®, The Trademark Collection® and Wyndham®.  Wyndham Hotels & Resorts is also a leading provider of hotel management services, with more than 400 properties under management.  The Company’s award-winning Wyndham Rewards® loyalty program offers more than 56 million enrolled members the opportunity to redeem points at thousands of hotels, condominiums and holiday homes globally.  For more information, visit www.wyndhamhotels.com.

FORWARD-LOOKING STATEMENTS

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  Forward-looking statements are those that convey management’s expectations as to the future based on plans, estimates and projections at the time Wyndham Worldwide makes the statements and may be identified by words such as “will,” “expect,” “believe,” “plan,” “anticipate,” “intend,” “goal,” “future,” “guidance,” “estimate” and similar words or expressions, including the negative version of such words and expressions.  Forward-looking statements involve known and unknown risks, uncertainties and other factors, which may cause the actual results, performance or achievements of Wyndham Worldwide or Wyndham Hotels & Resorts to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements.  The forward-looking statements contained in this press release include statements related to Wyndham Worldwide’s current views and expectations with respect to the spin-off and related transactions.

You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release.  Factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to, general economic conditions; the performance of the financial and credit markets; the economic environment for the hospitality industry; operating risks associated with the hotel, vacation exchange and rentals and vacation ownership businesses; uncertainties that may delay or negatively impact the planned spin-off of Wyndham Hotels & Resorts or cause the spin-off to be delayed or to not occur at all; uncertainties related to Wyndham Worldwide’s and Wyndham Hotels & Resorts’ ability to realize the anticipated benefits of the spin-off or the La Quinta acquisition; uncertainties related to Wyndham Worldwide’s ability to successfully complete the spin-off on a tax-free basis within the expected time frame or at all; uncertainties related to Wyndham Worldwide’s and Wyndham Hotels & Resorts’ ability to obtain financing or the terms of such financing, including in connection with the spin-off; unanticipated developments related to the impact of the spin-off, the acquisition and integration of La Quinta and related transactions on Wyndham Worldwide’s and Wyndham Hotels & Resorts’ relationships with their respective customers, suppliers, employees and others with whom they have relationships; unanticipated developments resulting from possible disruption to the operations of Wyndham Worldwide and Wyndham Hotels & Resorts resulting from the proposed spin-off, the La Quinta acquisition; the potential negative effects of the spin-off, the La Quinta acquisition and related transactions on the credit ratings of Wyndham Worldwide and Wyndham Hotels & Resorts; uncertainties related to the successful integration of Wyndham Hotels & Resorts’ business with La Quinta’s hotel franchising and management business; the timing and amount of future share repurchases and dividends; as well as those risks described in Wyndham Hotels & Resorts’ Registration Statement on Form 10 initially filed with the SEC on March 16, 2018, as amended, Wyndham Worldwide’s Annual Report on Form 10-K, filed with the SEC on February 16, 2018, and subsequently filed Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.  We undertake no obligation to release publicly any revisions to any forward-looking statements, to report events or to report the occurrence of unanticipated events.

MEDIA AND INVESTOR CONTACTS

Wyndham Worldwide Investors:

Margo Happer

Senior Vice President, Investor Relations

973-753-6472

margo.happer@wyn.com

Wyndham Hotels & Resorts Investors:

Matt Capuzzi

Vice President, Investor Relations

973-753-6453

Matthew.Capuzzi@wyndham.com

Wyndham Worldwide and Wyndham Hotels & Resorts Media:

Nadeen Ayala

Senior Vice President, Global Communications

973-753-8054

nadeen.ayala@wyndham.com